DRAFT 1/14/2010

Investor Contact:
Dominick Ragone
Chief Financial Officer
(646) 861-7500

For Release:  January 15, 2010

ICAHN ENTERPRISES ANNOUNCES CLOSING OF $2.0 BILLION SENIOR NOTES OFFERING AND ACQUISITIONS OF INTERESTS OF AMERICAN RAILCAR INDUSTRIES AND VISKASE COMPANIES

(New York, New York, January 15, 2010) – Icahn Enterprises L.P. (NYSE: IEP) – Icahn Enterprises L.P. (“Icahn Enterprises”), together with Icahn Enterprises Finance Corp., announced today that they have consummated their offering of $2.0 billion in aggregate principal amount of their 7¾% Senior Notes due 2016 (the “2016 Notes”) and 8% Senior Notes due 2018 (the “2018 Notes” and, together with the 2016 Notes, the “New Notes”).  The New Notes were sold in a private offering to qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and non-U.S. persons outside the United States under Regulation S under the Securities Act.

Icahn Enterprises used a portion of the proceeds from the offering to purchase the approximately $1.28 billion in aggregate principal amount (or approximately 97%) of the 7.125% Senior Notes due 2013 (CUSIP Nos. 029171AD7 and 029171AF2) (the “2013 Notes”) and the 8.125% Senior Notes due 2012 (CUSIP No. 029171AC9) (the “2012 Notes” and, together with the 2013 Notes, the “Old Notes”) that were tendered pursuant to the previously announced cash tender offers and consent solicitations (the “Tender Offers”) and to pay related fees and expenses.  The Tender Offers expire at 12:00 midnight, New York City time, on January 28, 2010.

Jefferies & Company, Inc. acted as sole book-running manager and initial purchaser for the offering of the New Notes and as sole dealer manager and solicitation agent for the Tender Offers.

Icahn Enterprises also announced that it consummated the acquisition of approximately 54% of the issued and outstanding common stock of American Railcar Industries, Inc. (the “ARI “Acquisition”) and the acquisition of approximately 71% of the issued and outstanding common stock of Viskase Companies, Inc. (the “Viskase Acquisition” and, together with the ARI Acquisition, the “Acquisitions”), in each case, from affiliates of Carl C. Icahn.  Icahn Enterprises issued approximately 3.1 million depositary units in connection with the ARI Acquisition and approximately 2.9 million depositary units in connection with the Viskase Acquisition.  The Acquisitions were approved by the Audit Committee of the Board of Directors of Icahn Enterprises GP Inc., the general partner of Icahn Enterprises, which retained independent counsel and an independent financial advisor.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the New Notes or the Old Notes.  The New Notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

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Icahn Enterprises L.P. (NYSE: IEP), a master limited partnership, is a diversified holding company engaged in five primary business segments:  Investment Management, Automotive, Metals, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict.  Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries.  Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment management activities, including the nature of the investments made by the private funds we manage, losses in the private funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the SEC.  We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.